UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina 27713
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2008, Thomas P. Furr notified Smart Online, Inc. (the "Company") of his desire to resign from his positions as its Chief Strategy Officer and a member of its board of directors, effective immediately. Mr. Furr will remain an employee of the Company at his current base salary through December 31, 2008 in order to help effect a smooth transition. Mr. Furr’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies or practices. It is Mr. Furr’s wish at this time in his career to take advantage of new opportunities.

Commenting on Mr. Furr’s resignation, David E. Colburn, the Company’s President and Chief Executive Officer, stated, "We appreciate Tom’s leadership for over seven years with the Company, and I have enjoyed working with him. We thank him for his service and look forward to continuing to work with him during this transition process."

"With the Company now on more stable footing, the timing is right for me to pursue new business opportunities. As a shareholder of the Company, I will continue to maintain an interest in its success," said Mr. Furr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

October 17, 2008	By:	/s/ David E. Colburn

Name: David E. Colburn
Title: President and CEO